Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts

Nuveen Tradewinds Value Opportunities Fund

a Series of Nuveen Investment Trust (the  Trust )

811-07619


A new sub-advisory agreement for the Nuveen Tradewinds
Value Opportunities Fund between Nuveen Fund Advisors,
LLC and NWQ Investment Management Company, was approved by the shareholders on January 26, 2017. A copy of the form of the sub-advisory agreement is contained in the N-
14/A filing on September 21, 2016 (Appendix B), under
Conformed Submission Type Form N-14/A, accession number 0001193125-16-715050, which materials are herein incorporated by reference.